UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Soliciting Material Pursuant to § 240.14a-12.

EverBank Financial Corp

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TIAA
Q2 2016
TIAA: Created to Serve.
Built to Perform.
Our family of businesses further strengthens our position as a leading financial services provider:
Churchill Asset Management
Covariance
Envisage
Greenwood Resources
Kaspick
Nuveen Investments
TIAA Life Insurance Company (TIAA Life)
TIAA Direct
TH Real Estate
Tuition Financing Inc.
Westchester Group
For more information visit TIAA.org.
TIAA is a Fortune 100 financial services organization dedicated to helping our clients achieve financial well-being.
We were founded nearly a century ago as the vision of one of history’s great philanthropists, Andrew Carnegie, to make a difference in the lives of teachers. Since then, we have helped millions at academic, medical, research and cultural organizations—the people whose work makes the world a better place—retire with financial security.
Today, we are a global asset manager with award-winning performance and $889 billion in assets under management. Our investment model and long-term approach aim to benefit the 5 million people and more than 16,000 institutions we serve.
As we pursue powerful performance that drives better outcomes for our clients, we are committed to growing, innovating, continually improving and building on our proud history of diversity and inclusion.
By the numbers
157 offices
founded in
1918
12,950
employees1
More than 700
financial advisors
Our customers
5M
individuals
more than 16,000
institutions2
#1 in assets among all financial firms serving the not-for-profit and K-12 retirement markets3
Paid $4.8 billion to retired clients in 2015, including 30,000 annuitants over the age of 90
Largest manager of stable value assets with $157.5 billion in stable value accumulation values4
TIAA Traditional has credited interest rates higher than the guaranteed minimum under one or more contracts every year since 1948.5
On average, we estimate that participants are on track to replace more than 90% of their income at retirement.6
BUILT TO PERFORM.
CREATED TO SERVE.

TIAA: Created to Serve. Built to Perform.
Q2 2016
69% of TIAA-CREF mutual funds and CREF variable annuities received an overall Morningstar rating of 4 or 5 stars across all asset classes; conversely, only 4% of TIAA-CREF funds and CREF accounts have less than a 3-star rating, which speaks to the overall strength of our platform. (45% 4 stars and 24% 5 stars).9
TIAA is among the highest rated insurance companies in the U.S. by the four leading insurance company rating agencies: A.M. Best, Fitch, Moody’s Investors Service and Standard & Poor’s15
Ratings represent a company’s ability to meet policyholders’ obligations and do not apply to variable annuities, mutual funds or any other product or service not fully backed by TIAA’s claims-paying ability.
100% rating on the Human Rights Campaign’s Corporate Equality Index
Assets, investment performance and ratings
over $431B in benefits paid since 19187
$889B in assets under management with holdings in more than 50 countries8
100% 100% of TIAA-CREF mutual funds and CREF variable annuities have expense ratios below the median of their respective Morningstar categories10
1st Largest global agricultural investor12
2nd Largest grower of wine grapes by acreage in the United States13
3rd Largest commercial real estate manager in the world14
Awards and recognition
100 Best Companies for Working Mothers by Working Mother
$ Pensions & Investments One of the largest money managers
One of DiversityInc’s Top 50 Companies for the 4th time in a row
2016 WORLD’S MOST TM
ETHICAL COMPANIES®
WWW.ETHISPHERE.COM
DALBAR ranks our websites at the top16
#1
#1 Plan Sponsor
#3 Mutual Funds
#1 Life Insurance
#1 Participant
THOMSON REUTERS LIPPER FUND AWARDS
2013-2016
BEST OVERALL
LARGE FUND COMPANY
4 CONSECUTIVE YEARS
The Thomson Reuters Lipper Fund Awards are based on a review of 36 companies 2012 and 48 companies 2013, 2014 and 37 companies 2015 risk-adjusted performance. 11
CIO 100
CIO Magazine, 2015
Top 10 Companies for
Executive Women
National Association of
Female Executives, 2016

1.	Includes TIAA affiliate companies.

2.	Includes both unique institutional clients with retirement plans in TIAA and Nuveen Investments, and those with Keogh plans.

3.	LIMRA Secure Retirement Institute, Not-for-Profit Market Survey, first-quarter 2016 results. Based on a survey of 28 companies; TIAA assets by market segment estimated; segment breakdown based on 16 companies. Market share ranking does not reflect current investment performance.

4.	LIMRA3Q4Q 2015 Stable Value and Funding Agreement Product Survey. Based on a survey of 16 insurance companies and 4 banks reporting $633.3 billion in stable value amounts associated with both qualified plan arrangements and nonqualified arrangements. TIAA, with TIAA-CREF Life Insurance Company (TIAA Life), ranked first in total values.

5.	Guarantees are subject to TIAA’s claims-paying ability.

6.	Please note: an individual’s income replacement ratio will vary from the study’s estimated rate based on a number of unique individual factors. Study results are not intended to project an individual’s actual ratio. TIAA Retirement Income Index data as of 12/31/2014, based on 501,639 actively contributing participants from 303 TIAA recordkept plans. Using the participant’s current salary, age, contribution rates (employer/employee), asset allocation, and an assumed retirement age of 67, TIAA leverages the advice engine from Ibbotson Associates, Inc., an independent expert retained by TIAA, to calculate the projected retirement income stream (including estimated Social Security benefits) in current dollars as a percentage of current salaries using Monte Carlo analysis (500 total simulations). The results indicate the participant’s 70% probability of achieving the retirement goal. A lower probability of success is associated with better (and less likely) estimated income; a higher probability is associated with lower estimated income. Please note the median income replacement ratio based on the analysis above is approximately 88%.

The Ibbotson tool’s advice is based on statistical projections of the likelihood that an individual will achieve their retirement goals. The projections rely on financial and economic assumptions of historical rates of return of various asset classes that may not reoccur in the future, volatility measures and other facts, as well as information the individual provides.

IMPORTANT: Projections, and other information generated through the Retirement Income Index and the Ibbotson tool regarding the likelihood of various investment outcomes, are hypothetical, do not reflect actual investment results, and are not a guarantee of future results. Results may vary with each use and over time.

7.	Through December 31, 2015. Other benefits from TIAA and CREF include: Additional amounts paid on TIAA Traditional annuity contracts above the guaranteed rate, surrender benefits and other withdrawals, death benefits, health insurance and disability insurance benefits, and all other policy proceeds paid.

8.	Based on assets under management across Nuveen Investments affiliates and TIAA investment management teams as of June 30, 2016.

9.	Morningstar ratings based on the lowest cost share class for each mutual fund, based on U.S. open-end mutual funds; CREF Variable Accounts; and the Life Funds. For a fund or account with multiple share classes and the same pricing, the share class with the longest performance history is used. Please note Morningstar rates CREF group variable annuities within the open-end mutual fund universe. Morningstar ratings may be higher or lower on a monthly basis. Morningstar is an independent service that rates mutual funds. The top 10% of funds or accounts in an investment category receive five stars, the next 22.5% receive four stars and the next 35% receive three stars. Morningstar proprietary ratings reflect historical risk-adjusted performance and can change every month. They are calculated from the fund or account’s three-, five- and ten-year average annual returns in excess of 90-day Treasury bill returns with appropriate fee adjustments, and a risk factor that reflects fund or account performance below 90-day T-bill returns. The overall star ratings are Morningstar’s published ratings, which are weighted averages of its three-, five- and ten-year ratings for periods ended June 30, 2016. Past performance cannot guarantee future results. For current performance and rankings, please visit tiaa.org/public/investment-performance/.

10.	Based on Morningstar Direct (as of 6/30/16) expense comparisons by category, excluding Money Market products. TIAA-CREF mutual fund and CREF variable annuity products are subject to various fees and expenses, including but not limited to management, administrative, and distribution fees; our variable annuity products have an additional mortality and expense risk charge.

11.	The Lipper Large Fund Award is given to the group with the lowest average decile ranking of three years’ Consistent Return for eligible funds over the three-year period ended 11/30/12, 11/30/13, 11/30/14 and 11/30/15 respectively. TIAA was ranked among 36 fund companies in 2012 48 fund companies in 2013 and 2014 and 37 fund companies in 2015 with at least five equity, five bond, or three mixed-asset portfolios. Classification averages are calculated with all eligible share classes for each eligible classification. The calculation periods extend over 36, 60, and 120 months. The highest Lipper Leader for Consistent Return (Effective Return) value within each eligible classification determines the fund classification winner over three, five, or ten years. A detailed awards methodology can be found at http://excellence.thomsonreuters.com/ award/lipper. From Thomson Reuters Lipper Awards, ©2016 Thomson Reuters. All rights reserved. Used by permission and protected by the Copyright Laws of the United States. The printing, copying, redistribution, or retransmission of this Content without express written permission is prohibited. Certain funds have fee waivers in effect. Without such waivers ratings could be lower. For current performance and rankings, please visit the Research and Performance section on TIAA.org. Past performance does not guarantee future results.

12.	Pensions & Investments, October 19, 2015. Rankings based on worldwide farmland assets under management as of June 30, 2015 reported by each responding asset manager.

13.	American/Western Fruit Grower’s annual Top 100 Growers report, September 13, 2014. Rankings are according to 2013 acreage; farms must be owned or leased by one company that is responsible for maintaining it. Acreage information is compiled based on grower feedback, industry analysis, and estimates based on past production.

14.	Pensions & Investments, October 19, 2015. Rankings based on total worldwide real estate assets under management, net of leverage, as of June 30, 2015 reported by each responding asset manager.

15.	For stability, claims-paying ability and overall financial strength, Teachers Insurance and Annuity Association of America (TIAA) and TIAA-CREF Life Insurance Company (TIAA Life) are one of only three insurance groups in the United States to currently hold the highest possible rating from three of the four leading insurance company rating agencies: A.M. Best (A++ as of 6/16), Fitch (AAA as of 5/16) and Standard & Poor’s (AA+ as of 7/15) and the second highest possible rating from Moody’s Investors Service (Aa1 as of 8/15). There is no guarantee that current ratings will be maintained. Ratings represent a company’s ability to meet policyholders’ obligations and do not apply to variable annuities or any other product or service not fully backed by the issuer’s claims-paying ability.

16.	DALBAR’s WebMonitor program continuously analyzes financial services websites to evaluate their effectiveness in maximizing their online presence by incorporating content and functionality in a consistent, appealing, and user-friendly manner. DALBAR regularly publishes key findings of competitive intelligence and benchmarking data, spotlighting notable trends, best practices, and industry leaders.

Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not bank deposits, are not insured by any federal government agency, are not a condition to any banking service or activity, and may lose value.

Investment products may be subject to market and other risk factors. See the applicable product literature, or visit TIAA.org for details.

You should consider the investment objectives, risks, charges and expenses carefully before investing. Please call 877-518-9161 or go to TIAA.org/prospectuses for a current prospectus that contains this and other information. Please read the prospectus carefully before investing.

TIAA-CREF Individual & Institutional Services, LLC, Teachers Personal Investors Services, Inc., and Nuveen Securities, LLC, Members FINRA and SIPC, distribute securities products.

©2016 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017

C27496	536021_684308
141017319	A13253 (07/27/16)

ADDITIONAL INFORMATION

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger between EverBank Financial Corp and TIAA. In connection with the Merger, EverBank Financial Corp intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. INVESTORS AND STOCKHOLDERS OF EVERBANK FINANCIAL CORP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING EVERBANK FINANCIAL CORP’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain copies of the documents, when filed, free of charge at the SEC’s website https://www.sec.gov. Investors and stockholders may also obtain copies of documents filed by EverBank Financial Corp with the SEC by contacting EverBank Financial Corp at Investor Relations, EverBank Financial Corp, 501 Riverside Ave. 12th Floor, Jacksonville, FL 32202, by email at scott.verlander@everbank.com, or by visiting EverBank Financial Corp’s website http://about.everbank/investors/.

Participants in Solicitation

TIAA and EverBank Financial Corp and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of EverBank Financial Corp Common Stock in connection with the proposed Merger. Information about EverBank Financial Corp’s directors and executive officers is available in EverBank Financial Corp’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors and stockholders should read the proxy statement carefully when it becomes available before making any investment or voting decisions.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be protected by the safe harbor provided therein. We generally identify forward-looking statements, particularly those statements regarding the benefits of the proposed Merger between TIAA and EverBank Financial Corp, the anticipated timing of the transaction and the products and markets of each company, by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “strategy,” “future,” “opportunity,” “will likely result” or the negative version of those words or other comparable words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this communication, including, but not limited to: the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect EverBank Financial Corp’s business and the price of EverBank Financial Corp Common Stock; required governmental approvals of the Merger may not be obtained or may not be obtained on the terms expected or on the anticipated schedule, and materially burdensome or adverse regulatory conditions may be imposed in connection with any such governmental approvals; EverBank Financial Corp’s stockholders may fail to approve the Merger; the parties to the Merger Agreement may fail to satisfy other conditions to the completion of the Merger, or may not be able to meet expectations regarding the timing and completion of the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the Merger on EverBank Financial Corp’s business relationships, operating results, and business generally; risks that the proposed Merger disrupts current plans and operations of EverBank Financial Corp and potential difficulties in EverBank Financial Corp employee retention as a result of the Merger; risks related to diverting management’s attention from EverBank Financial Corp’s ongoing business operations; the outcome of any legal proceedings that may be instituted against EverBank Financial Corp related to the Merger Agreement or the Merger; the amount of the costs, fees, expenses and other charges related to the Merger; the ability of TIAA to successfully integrate EverBank Financial Corp’s operations, product lines, and technology; the ability of TIAA to implement its plans, forecasts, and other expectations with respect to EverBank Financial Corp’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation; the impact of changes in interest rates; and political instability. For additional factors that could materially affect our financial results and our business generally, please refer to EverBank Financial Corp’s filings with the SEC, including but not limited to, the factors, uncertainties and risks described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Neither TIAA nor EverBank Financial Corp undertakes any obligation to revise these statements following the date of this communication, except as required by law.

©2016 EverBank. All Rights Reserved